AMENDMENT NO. 3 AND RESTATEMENT OF
SAR AGREEMENT FOR EMPLOYEE DIRECTORS
AND ASSUMPTION UNDER
TEXAS INDUSTRIES, INC. 2004 OMNIBUS EQUITY COMPENSATION PLAN

This Amendment No. 3 and Restatement, dated January 4, 2013 (this “Agreement”), amends the SAR Agreement For Employee Directors Under Texas Industries, Inc. 2003 Share Appreciation Rights Plan, dated June 1, 2004 (as amended by Amendment No. 1 and Amendment No. 2, the “SAR Agreement” and such plan the “2003 SAR Plan”), of Mel G. Brekhus (“Grantee”).
WHEREAS, the number of share appreciation rights (“SARs”) outstanding under the SAR Agreement, as adjusted, is 133,315 having a Fair Market Value at the time of grant, as adjusted, of $28.24 per share; and
WHEREAS, the Company and the Grantee wish to amend the SAR Agreement to assume under the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan (the “2004 Plan”) the Company's obligation to pay the Net Appreciation arising from exercise of the SARs pursuant to the SAR Agreement; and
WHEREAS, the Company and Grantee wish to amend and restate the SAR Agreement to (i) provide that payment of the Net Appreciation arising out of the exercise of SARs shall be made in shares of the Company's common stock, $1.00 par value (the “Common Stock”), (ii) extend the term of exercise of the SAR Agreement but not the payment date, and (iii) delete the change of control exercise provisions of Article VII of the SAR Agreement;
NOW THEREFORE, the SAR Agreement is amended and restated as follows:

ARTICLE I

Definitions

(a)
The terms “Misconduct” and “Net Appreciation” shall be used herein as defined in the 2003 SAR Plan (including for such purpose the definitions in the 2003 SAR Plan of the defined terms used in said definition of “Net Appreciation”).

(b)
The term “Separation from Service” as used herein shall mean the Grantee's “separation from service” from the Company in his capacity as an employee (and not as a member of the Company's Board of Directors) within the meaning of Section 409A(a)(2)(A)(i) of the Code or successor provision thereto and the Treasury Regulations issued thereunder.

(c)	All other defined terms used herein that are not otherwise defined in this Agreement are as defined in the 2004 Plan.

ARTICLE II

Term of SAR and Exercise

(a)	The term of this Agreement shall terminate, unless sooner terminated by the terms of the 2004 Plan or of this Agreement, when all payments due under this Agreement have been made or forfeited.

(b)
Subject to the terms of the 2004 Plan, unless this SAR shall cease to be exercisable at an earlier date pursuant to Article IV hereof, this SAR may be exercised in whole or in part at any time and from time to time during the term provided in Article IV of this Agreement, by delivery of written notice of exercise as provided in Article III hereof.

ARTICLE III

Method of SAR Exercise

In order to exercise this SAR, the Grantee must deliver or mail to the Vice President-Accounting and Information Services of the Company or such person as may be designated by such officer a written notice indicating: (i) the intent to exercise the SARs; and (ii) the number of SARs to which such exercise relates. Any exercise of rights will be deemed to have been made on the date such notice is received (the "Exercise Date")

ARTICLE IV

Termination of SAR

(a)
If the Grantee shall cease, for reason of death, to be an employee or a director of the Company during the term of this Agreement, the Successor of the Grantee may exercise the SAR until the earlier of (i) the expiration of the term of the SAR; or (ii) 30 days after the date of death of Grantee.

(b)
Upon Grantee's Separation from Service for a reason other than death or Misconduct during the term of this Agreement, the Grantee may exercise the SARs (to the extent that Grantee was entitled to do so at the date of Separation from Service) until thirty (30) days following such Separation from Service.

(c)
In the event of the cessation of service as an employee or a director on account of Misconduct or other acts detrimental to the interests of the Company or a Subsidiary, this Agreement and any and all rights hereunder shall automatically terminate as of the date of such cessation of service.

(d)	Except as otherwise herein provided, exercise of the SARs or any installment hereunder by the Grantee or the Successor of the Grantee, shall be subject to all terms and conditions of this Agreement.

ARTICLE V

Adjustment Upon Changes in Capitalization

The aggregate number of SARs granted to Grantee under this Agreement shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock dividend, stock split or similar event and may, in the sole discretion of the Board, be similarly adjusted for any capital adjustment (including a reclassification of shares or recapitalization or reorganization of the Company) or the distribution to holders of shares of Common Stock of rights, warrants, assets or evidences of indebtedness.

ARTICLE VI

Other Terms

(a)
Grantee understands nothing in this Agreement, the 2003 SAR Plan or the 2004 Plan shall confer on Grantee any right to continue in the service as an employee of the Company or interfere in any way with the right of the Board of Directors of the Company to terminate his or her service as a director at any time, with or without cause, notwithstanding the possibility that the number of SARs exercisable by Grantee under this Agreement thereby be reduced or eliminated.

(b)
Subject to Article IV of this Agreement, this Agreement shall be non-transferable and non-assignable except by will and by the law of descent and distribution. During the Grantee's lifetime, the SARs may be exercised only by the Grantee.

(c)
As a condition of the granting of the SARs, the Grantee or Successor of the Grantee agrees that any dispute or disagreement which may arise hereunder shall be determined by the Board of Directors or the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Board of Directors or the Committee of the terms of this Agreement shall be final and binding and conclusive, for all purposes, upon the Company, the Grantee or the Successor of the Grantee.

(d)
Any notice given by the Company to the Grantee shall be effective to bind any person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise the Grantee of the existence, maturity or termination of any of the Grantee's rights hereunder and the Grantee shall be deemed to have familiarized himself/herself with all matters contained herein and in the 2004 Plan which may affect any of the Grantee's rights and privileges hereunder.

(e)
This Agreement is assumed under and subject to the 2004 Plan and its terms and provisions (including any subsequent amendments thereto), which 2004 Plan and its terms and provisions are by this reference hereby incorporated herein, and the SARs subject to this Agreement shall be deemed Other Stock-Based Awards thereunder. In the event of a conflict between any term or provision contained herein and a term or a provision of the 2004 Plan, the applicable terms and provisions of the 2004 Plan will govern and prevail.

ARTICLE VII
Payment of Net Appreciation

(a)	Without limitation, the Net Appreciation will be determined on the Exercise Date.

(b)
Payment of the Net Appreciation shall be made in shares of the Company's Common Stock. The number of such shares shall be determined by dividing the total Net Appreciation of the SARs exercised divided by the Fair Market Value of a share of Common Stock on the Exercise Date.

(c)	Shares of Common Stock will be issued in payment of the Net Appreciation (net of applicable withholding), and all SAR Earnings will be paid in cash (net of applicable withholding), to the Grantee on the earlier of (i) the first day after the 6 month anniversary of the Grantee's Separation from Service for any reason other than his death, or (ii) the 30th day after his death. For all purposes of this Agreement, the Grantee's Successor is the legatee or legatees of the Grantee under the Grantee's last will, or by the Grantee's personal representatives or distributees.

(d)
Once determined after the Exercise Date, the number of shares of Common Stock to be issued in payment of the Net Appreciation shall not change and Grantee shall not be entitled to any rights as stockholder of the Company, such as the right of a stockholder to receive dividends and to vote the shares, unless and until shares are actually issued; provided, however, that the number of shares of Common Stock to be issued in payment of the Net Appreciation shall be proportionately adjusted in the event of an increase or decrease in the number of issued shares of Common Stock resulting from any stock dividend, stock split or similar event after the Exercise Date, and may, in the sole discretion of the Board, be similarly adjusted for any capital adjustment (including a reclassification of shares or recapitalization or reorganization of the Company) or the distribution to holders of shares of Common Stock of rights, warrants, assets or evidences of indebtedness after the Exercise Date.

ARTICLE VIII
Earnings on Net Appreciation
An amount equal to the Net Appreciation from the exercise of all or any portion of the SARs by the Grantee (without limitation, not from the exercise, if any, by his Successor) will bear simple interest at the SAR Interest Rate until paid (such interest to be referred to as the “SAR Earnings” and which shall not include the principal amount of the Net Appreciation but merely the interest thereon). For purposes of this Agreement, the SAR Earnings will be calculated on a fiscal quarter basis, with the SAR Interest Rate for each fiscal quarter being equal to the greater of (i) 120% of the Applicable Federal Short Term Rate as defined pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended (“Code”), and (ii) the U.S. Treasury Bill rate for Treasury Bills with a three month maturity, on the last day of the preceding fiscal quarter.
ARTICLE IX
Taxes and Indemnification

(a)
The amounts payable pursuant to this Agreement are intended to be compensation that complies with the requirements of and therefore is not subject to the tax imposed by Section 409A of the Code, and this Agreement shall be limited, construed, interpreted and administered in accordance with such intent, and the Company reserves the right to amend this Agreement if it determines such to be necessary or appropriate in order to comply with the requirements of Section 409A of the Code.

(b)
In the event that any portion of the Net Appreciation and SAR Earnings (for purposes of this Article IX, collectively the "Covered Payments"), are or become subject to the interest and additional tax (for purposes of this Article IX, collectively, the "409A Tax") imposed under Section 409A(a)(1)(B) of the Internal Revenue Code (the “Code”), the Company shall pay to the Grantee, at the time specified below, an additional amount (the "409A Tax Reimbursement Payment") equal to the sum of (i) the 409A Tax, plus (ii) all federal, state and local income taxes on the entire 409A Tax Reimbursement Payment. Without limiting the generality of the forgoing, the parties agree that the purpose of this Article IX is to ensure that the Grantee will not have to pay any amount from his personal funds as the result of the imposition of a 409A Tax and the income taxes related to the payment of this Indemnification, and this Article IX shall be interpreted in a manner consistent with this intent.

(c)
The Grantee shall notify the Company in writing of any claim by the Internal Revenue Service relating to the possible application of the 409A Tax to any of the Covered Payments, and shall afford the Company, at its expense, the opportunity to control the defense of such claim.

(d)
The 409A Tax Reimbursement Payment shall be made promptly after the 409A Tax has been assessed by the Internal Revenue Service or other taxing authority and paid by the Grantee and in no event later than the end of the year following the year in which Grantee remits the tax to the taxing authority; provided, however, without limiting the generality of the foregoing, that if the Company chooses in its sole discretion to contest the assessment of the 409A Tax, then such payment shall be made promptly after a court of competent authority determines that such 409A Tax is due and owing by the Grantee and in no event later than the end of the year following the year in which Grantee remits the tax to the taxing authority.

(e)
For purposes of determining the amount of the 409A Tax Reimbursement Payment, the Grantee shall be deemed to pay (i) federal income taxes (including any employment taxes) at the highest applicable marginal rate of federal income taxation for the calendar year in which the 409A Tax Reimbursement Payment is to be made, and (ii) applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Tax Reimbursement Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year.

Signature Page to Follow

IN WITNESS WHEREOF, TEXAS INDUSTRIES, INC. has caused this Agreement to be executed as of the date hereof, and Grantee has accepted the terms and provisions thereof.

TEXAS INDUSTRIES, INC.

By /s/ Michael P. Collar
Vice President

ACCEPTED:

By /s/ Mel G. Brekhus
Grantee